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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
AquaVenture Holdings LLC:

        We consent to the use of our report dated August 11, 2015, with respect to the consolidated balance sheets of AquaVenture Holdings LLC as of December 31, 2013 and 2014, and the related consolidated statements of operations, members' equity and cash flows for the years then ended, and the related consolidated financial statement schedule, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                                                                        /s/ KPMG LLP

Providence, Rhode Island
November 19, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM